UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2026 (May 15, 2026)

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5975	61-0647538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 East Main Street, Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2026 (the “Closing Date”), pursuant to separate Purchase Agreements, dated May 5, 2026, among Humana Inc. (the “Company”), Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers, and Horseshoe Funding Trust I (the “2036 Trust”) and Horseshoe Funding Trust II (the “2055 Trust” and, together with the 2036 Trust, the “Trusts”), the 2036 Trust and the 2055 Trust each completed the issuance and sale of 750,000 Pre-Capitalized Trust Securities (the “2036 P-Caps” and the “2055 P-Caps,” respectively, and together, the “P-Caps”) for an aggregate purchase price of $750,000,000 per Trust in offerings exempted from registration under the Securities Act of 1933, as amended (the “Securities Act”). The P-Caps provide the Company with on-demand capital and liquidity by permitting the Company to issue up to $750,000,000 aggregate principal amount of its 6.062% Senior Notes due 2036 (the “2036 Senior Notes”) to the 2036 Trust during a ten-year period and up to $750,000,000 aggregate principal amount of its 6.887% Senior Notes due 2055 (the “2055 Senior Notes” and, together with the 2036 Senior Notes, the “Senior Notes”) to the 2055 Trust during a thirty-year period. Each Trust invested the proceeds from the sale of its P-Caps in principal and interest strips of U.S. Treasury securities (the “Eligible Assets”).

On the Closing Date, the Company also entered into separate facility agreements (each, a “Facility Agreement”) with each Trust and The Bank of New York Mellon Trust Company, N.A., as trustee for the Senior Notes (the “Trustee”). Under the Facility Agreements, each Trust granted the Company the right to require such Trust to purchase, on one or more occasions, up to $750,000,000 aggregate principal amount of the applicable Senior Notes (each, an “Issuance Right”), and the Company agreed to pay semi-annual facility fees calculated at 1.661% per annum for the 2036 Trust and 1.916% per annum for the 2055 Trust on the unexercised portion of the applicable Issuance Right. The Company also entered into separate trust expense reimbursement agreements with each Trust.

An Issuance Right will be exercised automatically in full upon certain payment defaults under the applicable Facility Agreement or trust expense reimbursement agreement, or upon certain bankruptcy events involving the Company. The Company will be required to exercise each Issuance Right in full upon certain other events, including if the Company reasonably believes its consolidated net worth has fallen below $4.0 billion, upon certain indenture defaults or change-of-control offer expiration events, or upon specified events relating to a Trust’s status under the Investment Company Act.

Upon a change of control triggering event, each Trust must offer to repurchase the applicable P-Caps at 101% of the initial purchase price plus accrued and unpaid distributions, and the Company must offer to repurchase the applicable Senior Notes at 101% of principal amount plus accrued and unpaid interest.

The Company may redeem Senior Notes issued to a Trust in whole or in part. In lieu of issuing Senior Notes upon a voluntary exercise of an Issuance Right, the Company may elect to deliver a cash amount equal to the redemption price for those Senior Notes in exchange for a corresponding portion of Eligible Assets, which will reduce the maximum amount of Senior Notes the Company may thereafter issue to the applicable Trust. Subject to certain conditions, the Company may also repurchase Senior Notes then held by a Trust in exchange for Eligible Assets and may later re-exercise the Issuance Right with respect to the repurchased Senior Notes. The P-Caps are mandatorily redeemable on February 15, 2036, in the case of the 2036 Trust, and on November 15, 2055, in the case of the 2055 Trust, and will be retired earlier upon an early redemption of the applicable Senior Notes.

In connection with the issuance of the P-Caps, the Trusts entered into separate pledge and control agreements under which each Trust pledged its Eligible Assets to secure its obligations to the Company under the applicable Facility Agreement.

The Senior Notes will be governed by the base indenture, dated August 5, 2003, between the Company and the Trustee, as supplemented by the Thirty-Second Supplemental Indenture, dated May 15, 2026, for the 2036 Senior Notes, and the Thirty-Third Supplemental Indenture, dated May 15, 2026, for the 2055 Senior Notes (collectively, the “Indentures”). Any Senior Notes outstanding and held by a Trust following exercise of an Issuance Right will mature on February 15, 2036, in the case of the 2036 Senior Notes, and on November 15, 2055, in the case of the 2055 Senior Notes.

Before November 15, 2035, for the 2036 Senior Notes and May 15, 2055, for the 2055 Senior Notes (each, a “Par Call Date”), the Company may redeem the Senior Notes at its option at the greater of principal amount and a make-whole redemption price, and on or after the applicable Par Call Date at 100% of principal amount, in each case plus accrued and unpaid interest.

The Indentures contain certain covenants and restrictions, including, among others, restrictions on the ability of Humana Inc. and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The P-Caps do not carry registration rights and were sold to the initial purchasers for resale to “qualified institutional buyers” under Rule 144A, may be held only by investors that are also “qualified purchasers” for purposes of Section 3(c)(7) of the Investment Company Act, and were issued in transactions exempt from registration under the Securities Act and applicable state securities laws. This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Facility Agreements, the Trust Declarations, the Base Indenture, the Indentures and the forms of the Senior Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report concerning Humana Inc.’s obligations under an off-balance sheet arrangement is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Facility Agreement, dated as of May 15, 2026, among Horseshoe Funding Trust I, Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as notes trustee.
4.2	Facility Agreement, dated as of May 15, 2026, among Horseshoe Funding Trust II, Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as notes trustee.
4.3
Amended and Restated Declaration of Trust of Horseshoe Funding Trust I, dated as of May 15, 2026, among Humana Inc., as depositor, The Bank of New York Mellon Trust Company, N.A., as trustee, BNY Mellon Trust of Delaware, as Delaware trustee, and Humana Inc., solely for the purposes of Sections 5.10, Section 5.11(b), Section 5.11(f) and Section 10.4(c).

4.4
Amended and Restated Declaration of Trust of Horseshoe Funding Trust II, dated as of May 15, 2026, among Humana Inc., as depositor, The Bank of New York Mellon Trust Company, N.A., as trustee, BNY Mellon Trust of Delaware, as Delaware trustee, and Humana Inc., solely for the purposes of Sections 5.10, Section 5.11(b), Section 5.11(f) and Section 10.4(c).

4.5
Indenture, dated as of August 5, 2003, by and between Humana Inc. and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to Humana Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, File No. 001-05975).

4.6	Thirty-Second Supplemental Indenture, dated as of May 15, 2026, between Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.7	Thirty-Third Supplemental Indenture, dated as of May 15, 2026, between Humana Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.8	Form of 6.062% Senior Notes due 2036.
4.9	Form of 6.887% Senior Notes due 2055.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ John-Paul W. Felter
John-Paul W. Felter
Senior Vice President, Chief Accounting Officer and Controller
(Principal Accounting Officer)
Dated: May 19, 2026